Exhibit 10.1

[SteadyMed logo]

STEADYMED LTD.

2009 STOCK OPTION PLAN

This plan, as amended from time to time, shall be known as the SteadyMed Ltd. 2009 Stock Option Plan (the “Plan”). All capitalized terms used herein shall have the respective meanings assigned to them in Section 4 below, unless otherwise indicated.

1.                              PURPOSE OF THE PLAN

The purpose of this Plan is to assist the Company and its Subsidiaries in attracting, motivating, retaining and rewarding high-quality executives, and other employees, officers, directors, consultants and other persons who provide services to the Company or its Subsidiaries by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance Incentives to expend their maximum efforts in the creation of shareholder value..

2.                              TYPES OF AWARDS

(a)                         Under the Plan, the Company may issue Awards of various forms, subject to the Election as defined in Section 3 below, including, but not limited to:

(i)                             Non Trustee 102 Options,

(ii)                          102 Capital Gain Options.

(iii)                       102 Ordinary Income Options, and

(iv)                      3(9) Options.

In addition, the Administrator shall be entitled to make such amendments and modifications to the Plan and to the terms and conditions of any Award in order to comply with any and all applicable rules and regulations including of both Israeli and non Israelijurisdictions. Under the Plan the Company may issue Awards, both as a private company and if and when the Company may become a publicly traded company.

(b) The Company shall have the right to grant other Awards based upon the Ordinary Shares of the Company, having such terms and conditions as the Administrator may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Ordinary Shares and the grant of stock appreciation rights, phantom stock awards or stock units. Furthermore the Administrator shall have the right to adopt one or more sub-plans as may be appropriate for tax residents of various foreign jurisdictions. Each such Sub-plan shall be attached hereto as an Appendix and may be amended by the Administrator from time to time as it deems necessary or appropriate in order to comply with or take advantage of any changes or amendments to tax laws applicable to the Company, a Subsidiary or a Participant.

3.                              THE ELECTION

The Administrator shall elect from time to time, as permitted by Applicable Law, to issue either 102 Capital Gain Options or 102 Ordinary Income Options and shall notify all relevant authorities of such election (the “Election”). The Administrator shall be entitled to change such Election from and after the date 12 months from the end of the year in which the first grant was made in

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

accordance with the previous Election, or such other date as may be allowed by Applicable Law. For so long as an Election is in effect, all Trustee Stock Options shall be issued as either 102 Capital Gain Options or as 102 Ordinary Income Options in accordance with the Election then in effect.

4.                              DEFINITIONS

For the purposes of this Plan, the following capitalized terms shall have the following meanings assigned to them:

“Administrator” means the Board of the Company.

“Adoption Date” means the date on which the Board adopted this Plan.

“Applicable Law” means the requirements relating to the adoption of and/or the administration of stock option plans under the relevant internal laws and regulations of the State of Israel, any stock exchange or quotation system on which the Shares may be listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as well as under the Articles of Association of the Company.

“Articles of Association” means the articles of association of the Company as amended from time to time.

“Award” means any Option or other award granted to a Grantee under the Plan.

“Award Agreement” means a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant, as further specified in Section 8 or the relevant appendix to this Plan.

“Award Share” means the Shares subject to an Award.

“Board” means the board of directors of the Company.

“Cause” means: (i) any action by a Grantee involving willful malfeasance or a willful breach of such a Grantee’s fiduciary duties in connection with such Grantee’s employment or engagement with the Company or with any Subsidiary; (ii) the conviction of a Grantee in a court of law of, or a guilty plea by the Grantee to, a felony or a fraud or any other similar act; (iii) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the Grantee’s direct supervisor, which involves the business of the Company or its Subsidiaries and was capable of being lawfully performed; (iv) embezzlement of funds of the Company or its Subsidiaries; or (v) an act of moral turpitude, or any similar act, to the extent that such act causes or may cause injury to the reputation of the Company and/or to any of the Company’s Subsidiaries, all as determined by the Board; (vi) any other act or omission which, in the reasonable opinion of the Board, could adversely affect the financial results or prospects of the Company and/or any of the Company’s Subsidiaries or harm the business reputation of the Company and/or any of the Company’s Subsidiaries; (vii) any other circumstance deemed by Applicable Law to constitute termination for cause, including circumstances relleving an employer from the duty to pay severance pay to the Grantee; (viii) termination of a Grantee’s employment for cause in accordance with provisions of his or her employment agreement or engagement agreement, if any, with the Company or with the relevant Subsidiary or (ix) any breach of the Grantee’s fiduciary duties or duties of care of the Company; including without limitation disclosure of confidential information of the Company;.

“Company” means SteadyMed Ltd.

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

“Companies Law” means the Israeli Companies Law 5759-1999 as may be amended from time to time.

“Consultant” means any person who is engaged by the Company and/or a Subsidiary to render consulting, advisory or other services to the Company and/or a Subsidiary, other than an Employee.

“Controlling Party” shall mean a controlling party as defined in section 32 (9) of the Ordinance, either as of the date of an Award or as a result thereof.

“Date of Grant” means the effective date of the grant of an Award as determined by the Board and set forth in the Award Agreement signed by the Company and the Grantee.

“Employee” means any person, employed by the Company or any Subsidiary, or serving as an office holder (“Nosel Misra” — as such term is defined in the Companies Law) of the Company or any Subsidiary, but excluding any Controlling Party. A person employed by the Company or any Subsidiary shall not cease to be an Employee for the purposes of the Plan in the case of (i) any leave of absence approved by the Company or any Subsidiary or, (ii) transfers between locations of the Company or, (iii) transfer of employment between the Company, its Subsidiaries and any successor.

“Exercise Date” means the date on which a Grantee exercises all or a portion of an Award, subject to the compliance with all of provisions set out in Section 11 of this Plan.

“Exercise Price” means the amount stipulated in the Award Agreement, to be paid by the Grantee to the Company in order to exercise an Award and to purchase the Award Shares.

“Grantee” means the holder of an outstanding Award granted under the Plan.

“ITA” means the Israeli Tax Authority.

“Merger or Acquisition” shall mean (i) the merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, and (ii) the a sale of all or substantially all of the assets of the Company

“Non Trustee 102 Option” means an Award granted pursuant to Section 102 which are not allocated to a Trustee.

“Option” shall mean a 102 Capital Gain Option, 102 Ordinary Income Option, 3(9) Option, Non Trustee 102 Option and any other option which may be granted under this Plan.

“Ordinance” means the Israeli Income Tax Ordinance [New Version] — 1961, as in effect from time to time.

“Purchaser” means the Company (if and as permitted by law) and/or any of its Subsidiaries and/or any other person or entity as may be designated for this purpose by the Company from time to time.

“Section 102” means Section 102 of the Ordinance, and the regulations promulgated thereunder, as in effect from time to time.

“Service Provider” means an Employee or a Consultant of the Company.

“Share” means a share of the Company’s Ordinary Shares having a par value of NIS 0.01 each.

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

“Subsidiary” means any company, at least 50% of the Issued and outstanding stock of which are at the time of granting the relevant Award owned, directly or indirectly, by the Company and or one or more Subsidiaries.

“Trustee” means a person or entity appointed by the Board and approved by the ITA to hold Trustee Stock Options on behalf of the Grantee in accordance with Section 102.

“Vesting Schedule” has the meaning set forth in Section 8.5.

“Trustee Stock Options” means all 102 Capital Gain Options and 102 Ordinary Income Options.

“102 Capital Gain Option” means an Award pursuant to the provisions of Section 102 of the Ordinance, allocated to a Trustee under the capital gains track.

“102 Ordinary Income Option” means an Award pursuant to the provisions of Section 102 of the Ordinance, allocated to a Trustee under the ordinary income track.

“3(9) Option” means an Award pursuant to Section 3(9) of the Ordinance granted to a Grantee who is not an Employee.

5.                              AUTHORIZED SHARES

5.1                          Shares Subject To Plan. Subject to adjustment pursuant to Section 16 below, the total number of Shares reserved for issuance under this Plan is 7,222 Shares. The Awards may be granted at any time, prior to the expiration of the Plan in accordance with Section 9 below.

5.2                          Award Commencement. Trustee Stock Option Awards may be granted after the earlier of (i) receipt by the Company of the approval of the Plan by the ITA or (ii) the date 30 days after the Company delivers to the ITA its request for approval of the Plan and the Trustee in accordance with Section 102 if no rejection of the Plan or the Trustee has been received by such date. Notwithstanding the above, if within 90 days of the Company’s delivery of the Plan to the ITA for approval, the ITA notifies the Company of its decision not to approve the Plan or the Trustee, the Awards that were intended to be granted as Trustee Stock Options shall be deemed to be Non Trustee 102 Options, or will be treated as shall be agreed to with the ITA at such time.

5.3                          Expiration. If an Award expires, is cancelled or otherwise becomes unexercisable without having been exercised in full, the unexercised, canceled or terminated Award Shares which were subject to such Award shall (unless the Plan shall have been terminated) become available for future grant under the Plan; provided, however, that Award Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future grant under the Plan.

5.4                          Maximum Number of Shares. The number of Shares that are subject to Award under the Plan shall not exceed the number of Shares reserved for the grant of Awards that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available a sufficient number of Shares to satisfy the requirements of the Plan. The Board may, at any time during the term of the Plan, increase the number of the Shares available for grant under the Plan. Such increase must be approved by the Company’s shareholders if so required under Applicable Law.

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

6.                              ADMINISTRATION

6.1                          Procedure. The Plan shall be administered by the Administrator.

6.2                          Powers of the Administrator. Subject to the terms and conditions of the Plan, and subject to the approval of any relevant authorities and Applicable Law, the Administrator shall have the authority, in its discretion:

(a)                            to select the Service Providers to whom Awards may from time to time be granted hereunder, and to grant said Service Providers the Awards;

(b)                            to determine, from time to time, the type of Awards to be granted to Service Providers;

(c)                             to approve forms of the Award Agreements (which need not be identical) for use under the Plan;

(d)                            to prescribe the terms and conditions (which need not be identical) of Awards granted under the Plan to such persons, including, without limitation, the Vesting Schedule and Exercise Price;

(e)                             to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan, including but not limited to prescribing amending and rescinding any provisions or rules related to the Plan;

(f)                              to amend any outstanding Award subject to Section 17 hereof, and to accelerate the vesting or extend the exercisability of any Award and to waive conditions or restrictions on any Award, to the extent it shall deem appropriate;

(g)                             to allow Grantees to satisfy withholding tax obligations by electing to have the Company, if permitted under Applicable Law, withhold from the Award Shares to be issued upon exercise of an Award that number of Award Shares having a value equal to the relevant withholding tax obligation. The value of the Award Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined or as determined under Applicable Law. All elections by Grantees to have Award Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable and after consolation with the Company’s counsel; and

(h)                            to construe and interpret the terms of the Plan, the Award Agreements and Awards.

6.3                      Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Grantees.

6.4                      Indemnification. Subject to the receipt of all approvals legally required, each member of the Board shall be indemnified and held harmless by the Company against any cost or expense (including fees of counsel) reasonably incurred by him, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, to the maximum extent permitted by Applicable Law. Such indemnification shall be in addition to any rights of indemnification the member may have as director or otherwise under the Articles of Association of the Company, any agreement, or otherwise.

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

7.                              ELIGIBILITY

7.1                      General. Awards may be granted to Service Providers as defined in this Plan.

7.2                      Non Trustee 102 Options and Trustee Stock Options. Non Trustee 102 Options and Trustee Stock Options may be granted only to Employees who are Israeli residents or are deemed to be Israeli residents for purposes of taxation, and shall be granted subject to Section 102.

7.3                      3(9) Options. 3(9) Options may be granted only to Service Providers who are not Employees, regardless of whether the Grantee is an Israeli resident or is deemed to be an Israeli resident for purposes of taxation, and to Employees who are considered to be Controlling Parties.

7.4                      No Continuing Rights. The Plan and the Award Agreements shall not confer upon any Grantee any right with respect to continuing the Grantee’s relationship as a Service Provider with the Company or its Subsidiary, nor shall it interfere in any way with Grantee’s right or the Company’s right, or the right of a Subsidiary, to terminate such relationship at any time, with or without Cause.

8.                              AWARD AGREEMENTS

8.1                      Form of Agreement. A Service Provider will be entitled to an Award only if such Award is granted to the Service Provider by the Administrator and an Award Agreement is signed between the Company and the Service Provider. Subject to the terms and conditions of the Plan, each Award Agreement shall contain such provisions as the Administrator shall from time to time deem appropriate. Award Agreements need not be identical, but each Award Agreement shall include, by appropriate language, the substance of the applicable provisions set forth herein, and any such provision may be included in the Award Agreement by reference to the Plan. Unless otherwise specifically provided in the Award Agreement, in the case of a conflict between the terms of any Award Agreement and the Plan, the terms of the Plan shall govern in all cases.

8.2                      Number of Shares. Each Award Agreement shall state the number of Award Shares to which the Award relates.

8.3                      Type of Award. Each Award Agreement shall specifically state the type of Awards granted thereunder and whether they constitute Non Trustee 102 Options, 102 Capital Gain Options, 102 Ordinary Income Options, 3(9) Options, or otherwise.

8.4                      Exercise Price. Each Award Agreement shall state the Exercise Price of the Award Shares to which the Award relates. The Exercise Price shall be subject to adjustment as provided in Section 16 hereof.

8.5                      Vesting of Options. Each Award Agreement shall provide the schedule according to which such Awards shall vest and become exercisable (the “Vesting Schedule”). The Vesting Schedule for the Awards will be determined by the Administrator, provided that (to the extent permitted under Applicable Law) the Administrator, in its absolute discretion, shall have the authority to accelerate the vesting of all or a portion of any outstanding Award at such time and under such circumstances as it, in its sole discretion, deems appropriate.

8.6                      Term. Each Award Agreement shall provide the date on which the Award shall lapse and no longer be exercisable. Subject to the Vesting Schedule, and unless a different term is provided in the Award Agreement, Awards may be exercised into Award Shares during seven years

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

from the Date of Grant (the “Exercise Period”). The Exercise Period shall be subject to earlier termination as provided in Section 11 hereof.

8.7                      Other Provisions. The Award Agreements evidencing Awards under the Plan shall contain such other terms and conditions as are not inconsistent with the Plan, as the Administrator may determine.

9.                                  TERM OF THE PLAN

9.1                      Effectiveness of Plan. The Plan shall become effective upon the Adoption Date, subject to the receipt of all approvals and consents required by Applicable Law.

9.2                      Expiration. The Plan shall continue in effect for a term of ten years after the Adoption Date, unless sooner terminated under Section 17 of the Plan (the “Term”). Awards may only be granted under this Plan during the Term.

10.                              CONDITIONS UPON ISSUANCE OF AWARD SHARES

10.1               Legal Compliance. Award Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award, the method of payment and the issuance and delivery of such Award Shares shall comply with Applicable Law, including Section 102 to the extent relevant.

10.2               Investment Representations. As a condition to the exercise of an Award, the Administrator may require the person exercising such Award to represent and warrant at the time of any such exercise that the Award Shares are being purchased only for investment purposes and without any present intention to sell or distribute such Award Shares.

11.                              EXERCISE, TRANSFERABILITY, AND TERMINATION

11.1               Exercise. The Awards granted will be exercisable into Award Shares of the Company according to the Vesting Schedule set forth in the Award Agreement and as set forth in this Plan.

11.2               Exercise Price. The Exercise Price for each Award Share shall be determined by the Administrator and set forth in the Award Agreement, provided however, that such Exercise Price shall not be less than the par value of the Share into which such Award is exercisable.

11.3               Transfer. No Award granted hereunder shall be transferable by the Grantee other then by will or by the laws of descent and distribution. Awards may be exercised during the Grantee’s lifetime only by the Grantee, or his guardian or legal representative. Award Shares acquired upon exercise of an Award shall be subject to such restrictions on transfer as are generally applicable to Shares of the Company in accordance with the Company’s Articles of Association. Without derogating from any other provision in this Plan, it is expressly clarified that no transfer of Award Shares shall become effective unless the Grantee has delivered to the Company a written notice thereof, together with a confirmation in writing by any transferee of the Award Shares that it is bound by all terms and conditions of this Plan and the Award Agreement. In case of a transfer of the Award Shares after the death of the Grantee, the transfer shall become effective only after the transferee delivers such a written confirmation to the Company.

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

11.4                Restrictions on Transfer of Awards Shares.

(a)                                       Securities Law Restrictions. Regardless of whether the offering and sale of Award Shares under the Plan have been registered under the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) or have been registered or qualified under the securities laws of any state or other laws of any other jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Award Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(b)                                       Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act or equivalent law in another jurisdiction, including the Company’s IPO, the Grantee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any Award or Award Share or enter into any other contract for the purchase of, or for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Award Shares acquired under this Plan without the prior written consent of the Company (the “Market Stand-Off Restrictions”). The Market Stand Off Restrictions shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Award Shares subject to the Market Stand Off Restrictions, or into which such Award Shares thereby become convertible, shall immediately be subject to the Market Stand-Off Restrictions. In order to enforce the Market Stand-Off Restrictions, the Company may impose stop-transfer instructions with respect to the Award Shares acquired under this Plan until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection.

11.5                   Procedure for Exercise and Rights as a Shareholder. Any Award granted hereunder shall be exercisable according to the terms of, and at such times and under such conditions as set forth in the Plan and the Award Agreement, unless modified or amended by the Administrator. Vesting of Awards granted hereunder shall be tolled during the period of any unpaid leave of absence, other than such leave which under Applicable Law does not impair employment continuity.

(a)                            The Grantee may deliver to the Company on any business day a written notice stating the number of fully vested Award Shares the Grantee then desires to purchase, and each Award shall be deemed exercised only when the Company receives: (i) such written notice of exercise (in accordance with the Award Agreement) from the Grantee entitled to exercise the Award, (ii) full payment for the Award Shares with respect to which the Award is exercised and (iii) any other documents as may be required by the Administrator or Trustee. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by Applicable Law, the Award Agreement and the Plan. Award Shares issued upon exercise of an Award shall be issued in the name of the Grantee or in the name of the Trustee in the case of Trustee Stock Options.

(b)                            Until the Award Shares are issued (as evidenced by the appropriate entry in the books of the Company or of a duly authorized transfer agent of the Company), no right to vote at any meeting of the shareholders of the Company or to receive dividends or any other rights as a

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

shareholder shall exist with respect to an Award or the Award Shares, notwithstanding the exercise of the Award, nor shall the Grantee be deemed to be a class of shareholders or creditors of the Company.

(c)                             Upon the exercise of an Award, the Company shall issue (or cause to be issued) such Award Shares within a reasonable period of time after the Exercise Date. If any law or regulation requires the Company to take any action with respect to the Award Shares specified in such notice before the issuance thereof, then the date of their issuance shall be delayed for the period necessary to take such action.

(d)                            Exercise of an Award in any manner shall result in corresponding decrease in the number of Award Shares thereafter available for exercise.

11.6                   Termination of Relationship with a Grantee. Except as otherwise provided in this Plan, an Award may not be exercised unless the Grantee is then a Service Provider of the Company or a Subsidiary thereof. If a Grantee ceases to be a Service Provider, other than in cases as specified below, the Grantee may exercise his Award within a period of 90 days following the Grantee’s termination to the extent that the Award is vested on the date of termination (but in no event later than the expiration of such Award as set forth in Section 9 or the Award Agreement). If the Grantee dies during such 90 day period his rights under this Section shall be transferred to such Grantee’s estate, heirs or beneficiaries, as the case may be, who will be allowed to exercise such vested Awards during a period of 6 months from the date of death of such Grantee. Unless otherwise determined by the Administrator, if, on the date of termination, the Grantee is not vested as to his or her entire Award, the unvested portion shall not be exercisable and the Award Shares covered by the unvested portion of the Awards shall revert to the Plan.

11.7      Dismissal. In case of dismissal of an Employee, such Employee Grantee will be eligible to exercise, within 90 days of the date of termination (but in no event later then the expiration date of the term of such Award as set forth in Section 9 or in the Plan), any vested Award, and in addition, but only if the dismissal was not for Cause and occurs at least 12 months subsequent to the Employee Grantee’s beginning of employment with the Company, the Employee Grantee will be eligible to exercise a relative portion of the Awards included in the next installment not yet vested, based on the number of employment months elapsed (rounded downwards) since the later of the vesting date of the previous installment or the Date of Grant compared to the total number of months (rounded downwards) between the vesting date of the previous installment or the Date of Grant (as appropriate) and the vesting date of the nearest installment. If, after termination, the Grantee does not exercise within the time specified by the Award Agreement, the Plan or the Administrator the Awards to which he or she is eligible, then such Awards shall terminate, and the Award Shares covered by such Awards shall revert to the Plan.

11.8                   Dismissal for Cause. In the event the Company terminates its relationship with a Service Provider for Cause, the Service Provider’s right to exercise vested Awards shall terminate immediately upon such termination, and all such Awards shall be forfeited without any payment being due. In addition, the Purchaser shall have the right to repurchase, within twelve months of the date of such termination, any or all of the Award Shares Issued upon the exercise of any Awards by the Service Provider. The repurchase price to be paid by the Purchaser for each Award Share shall be the fair market value of such shares, as determined in the sole and absolute discretion of the Administrator, less a discount of 30%, but shall not be less than the par value of the Shares being repurchased.

11.9                   Disability of a Grantee. If a Grantee ceases to be a Service Provider as a result of a physical or mental impairment, which has lasted or is expected to last for a continuous period of not less than six consecutive months or an aggregate of six months in any twelve-month period,

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

which causes the Grantee’s permanent disability to engage in any substantial gainful activity (“Disability”), the Grantee may exercise his Awards within twelve months of the date of termination, to the extent the Award is vested on the date of termination, but in no event later than the expiration date of the term of such Awards as set forth in Section 9 or in the Award Agreement. In addition, such an Employee Grantee will also be eligible to exercise Awards included in the next installment which has not yet vested as of the date of termination. If, after termination, the Awards are not exercised within the time specified herein, the Award shall terminate, and the Award Shares covered by such Awards shall revert to the Plan.

11.10            Death of an Employee Grantee. If an Employee Grantee dies while an Employee, the vested Awards as of such date, as well as Awards included in the next installment, may be exercised within nine months following the Grantee’s death, (but in no event later than the expiration date of the term of such Awards as set forth in Section 9 or in the Award Agreement) by the Grantee’s estate, heirs or beneficiaries, as the case may be. If the Awards are not so exercised within the time specified herein, the Award shall terminate, and the Award Shares covered by such Awards shall revert to the Plan.

11.11            Retirement of an Employee Grantee. In the event of an Employee Grantee’s retirement, he will be eligible to exercise, within six months of the date of such retirement (but in no event later than the expiration date of the term of such Award as set forth in Section 9 or in the Award Agreement), any vested Awards and in addition shall be entitled to exercise a relative portion of the Awards included in the nearest installment not yet vested, based on the number of employment months elapsed (rounded downwards) since the later of the vesting date of the previous installment or the Date of Grant compared to the total number of months (rounded downwards) between the vesting date of the previous installment or the Date of Grant (as appropriate) and the vesting date of the nearest installment. If the Awards are not so exercised within the time specified herein, the Awards shall terminate, and the Award Shares covered by such Awards shall revert to the Plan.

11.12            Extension of Periods. The Administrator shall be entitled, in its sole and absolute discretion, to extend the exercise periods and/or the number of Award Shares deemed vested, upon the occurrence of one of the events described in this Section 11.

12.                         PAYMENT OF EXERCISE PRICE

Grantees may pay the Exercise Price under an Award in such form as set forth in the Award Agreement or as shall be acceptable to the Administrator In its sole discretion and may consist entirely of (i) cash, (ii) check, (iii) promissory note, or (iv) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

13.                         TRUSTEE STOCK OPTIONS

13.1 General. Options granted pursuant to this Section 13 are intended to constitute Trustee Stock Options subject to Section 102 and the general terms and conditions specified in the Plan, except for those provisions of the Plan which specifically apply to awards other than under Section 102.

13.2 Election. Trustee Stock Options shall be granted either as 102 Capital Gain Options or 102 Ordinary Income Options according to the Election as set forth in Section 3.

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

13.3                   Trustee. Anything herein to the contrary notwithstanding, all Trustee Stock Options granted under this Plan shall be granted by the Company to, and registered in the name of, a Trustee designated by the Administrator and the Trustee shall hold each such Award and the Award Shares issued upon exercise thereof registered in the name of the Trustee in trust for the benefit of the Grantee in respect of whom such Award was granted. All certificates representing Award Shares issued to the Trustee under the Plan shall be registered in the name of the Trustee and shall be deposited with the Trustee, and shall be held by the Trustee for the benefit of the Grantee until such time that such Award Shares are released from the trust.

13.4                   Lock Up. With regard to 102 Capital Gains Options and 102 Ordinary Income Options, the Awards and the Award Shares and all rights related to them, Including bonus shares in respect thereof, will be held by the Trustee for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the “Lock-up Period”).

13.5                   Ownership by Trustee. For so long as such Award or Award Shares are registered in the name of the Trustee, the Trustee shall be the sole owner of such Award and Award Shares for all purposes whatsoever (including without limitation, for the purpose of delivering notices), and except as specifically provided otherwise in the Plan, the Grantee shall not have any rights by virtue of such Award or Award Shares until such Award Shares shall have been registered in such Grantee’s name. All bonus shares and stock dividends issued by the Company, if any, with regard to Award Shares issued pursuant to the exercise of Trustee Stock Options, while held by the Trustee, shall be registered in the name of the Trustee; and all provisions applying to such Award and Award Shares shall apply to the bonus shares issued by virtue thereof, mutatis mutandis. Such bonus shares and stock dividends shall be subject to the Lockup Period of the Award Shares in respect of which they were issued. Any dividends received by the Trustee in respect of Award Shares issued pursuant to the exercise of Trustee Stock Options shall be subject to the applicable taxation of dividends pursuant to the Ordinance and Section 102.

13.6                   Restrictions on transfer. Pursuant to Section 102, the Grantee may not sell, transfer, release from trust or otherwise dispose of the Trustee Stock Options or the Award Shares received upon exercise of any such Award during the Lockup Period. Notwithstanding the above, in the event such a sale, transfer or other disposition of the Award or the Award Shares occurs before the end of the Lockup Period, then the provisions of Section 102 relating to non-compliance with the Lockup Period, will apply and the Grantee shall bear the entire burden thereof.

13.7                   Trustee Release. Anything to the contrary notwithstanding, the Trustee shall not release any Trustee Stock Options or any Shares issued upon exercise of such Options, prior to the full payment of the relevant exercise price by the Grantee and payment by the Grantee of the Grantee’s tax liability arising from such Trustee Stock Options or Award Shares issued upon exercise thereof or the Grantee’s guarantee of payment of such taxes in a form reasonably acceptable to the Trustee and Company or any Subsidiary and in compliance with the Ordinance.

13.8                   Taxes. The Grantee shall provide the Company or the relevant Subsidiary and the Trustee with a written undertaking and confirmation under which the Grantee confirms that he/she is aware of the provisions of Section 102 and the elected tax track under Section 102 and agrees to the provisions of the trust agreement between the Company and the Trustee, and undertakes not to release, by sale or transfer, the Trustee Stock Options, Award Shares issued pursuant to the exercise thereof, and all rights attached thereto (including bonus shares) prior to the lapse of the Lockup Period.

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

13.9                   Release from Liability. As a condition to any Trustee Stock Option grant, the Grantee shall execute a written release which releases the Trustee, the Company and any subsidiary from any liability in respect of any action or decision duly taken with respect to the Plan or such Options or Award Shares issued thereunder.

13.10            Eligibility. Trustee Stock Options may only be granted to Grantees who are Employees of the Company or a Subsidiary and who are not, as of the Date of Grant, and who will not be, as a result of such grant, a Controlling Shareholder.

14.                                           3(9) OPTIONS

14.1                   General. Options granted pursuant to this Section shall constitute 3(9) Options and shall be subject to the general terms and conditions specified in the Plan, except for the provisions of the Plan which apply to awards under different tax laws or regulations. 3(9) Options shall comply with the provisions of Section 3(9) of the Ordinance and may only be granted to Consultants of the Company or an Affiliate.

14.2                   Trustee. 3(9) Options granted pursuant to the Plan may, in the discretion of the Administrator, be issued to a trustee appointed by the Administrator. In such case, the Company may elect to enter into an agreement with a trustee concerning the administration of the issuance and exercise of 3(9) Options, the purchase and sale of Award Shares issued upon exercise thereof, and the arrangements for payment or withholding of taxes due in connection with any such exercise, purchase or sale. The trust agreement may provide that the Company will issue the Award Shares to such trustee for the benefit of the Grantee.

14.3                   Guaranty. The Company may require, as a condition to the grant of 3(9) Options, that such Grantee provide a surety or guarantee to the satisfaction of the Company, to secure payment of all taxes which may become due upon the future transfer or disposition of such Award Shares to be issued upon the exercise of such 3(9) Options.

14.4                   Taxes. The Award Shares issued upon the exercise of the 3(9) Options, and all rights attached thereto shall not be transferred unless and until the Company or a subsidiary has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the relevant tax authorities or that other arrangements regarding such payment were made, all in form and substance satisfactory to the Administrator.

15.                                             NON TRUSTEE 102 OPTIONS

15.1                   General. Options granted pursuant to this Section 15 are intended to constitute Non Trustee 102 Options and shall be subject to the general terms and conditions specified the Plan, except for the provisions of the Plan which apply to awards under different tax laws or regulations.

15.2                   Eligibility. Non Trustee 102 Options shall comply with the provisions of Section 102(c) of the Ordinance. Non Trustee 102 Stock Options may only be granted to Employees of the Company or a Subsidiary and may not grant such Options to a person who is, or who as a result of such grant would become a Controlling Shareholder of the Company or an Affiliate.

15.3                   Trustee. Non Trustee 102 Options which may be granted pursuant to the Plan, in the discretion of the Administrator, may be issued to a trustee appointed by the Administrator.

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

15.4                   Tax Obligations. If an Grantee ceases to be an Employee of the Company or a Subsidiary, as the case may be, for any reason, the Grantee will be obligated to provide the Company or any Affiliate with a security or guarantee, in form and substance agreeable to the Administrator, in its sole and absolute discretion, to cover any tax obligation which may result from the sale or disposition of such Options or the Award Shares received upon exercise thereof.

15.5                   Restrictions on Transfer. The Award Shares issued upon the exercise of the Non Trustee 102 Options, and all rights attached thereto shall not be transferred to a third party unless and until the Company or a Subsidiary has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the relevant tax authorities or that other arrangements regarding such payment were made, all in form and substance satisfactory to the Administrator.

15.6                   Bonus Shares And Dividends. All bonus shares and stock dividends issued by the Company, if any, with regard to Awards Shares issued pursuant to the exercise of Non Trustee 102 Options, shall be subject to all of the provisions of the Plan applicable to such Award Shares, mutatis mutandis.

16.                          ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER

16.1                   Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Award Shares covered by or underlying each outstanding Award and the number of Award Shares which have been authorized for issuance under the Plan but as to which no Awards have been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the Exercise Price per Share of each such outstanding Award shall be appropriately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Shares, rights issues or any other similar increase or decrease in the number of issued Shares in each case effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Award Shares subject to an Award.

16.2                   Dissolution or Liquidation. In the event of dissolution or liquidation of the Company, the Company shall have no obligation to notify the Grantee of such event and any Awards that have not been previously exercised, will terminate immediately prior to the consummation of such proposed action. Provided, however, that in the event of a voluntary liquidation of the Company, which is not considered a Merger or Acquisition, the Administrator shall notify each Grantee as soon as practicable, prior to the effective date of such proposed transaction. The Grantee will have the right to exercise his or her vested Awards within 5 working days from receipt of such notice but in any case not later then the effective date of such transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action, unless the Board has authorized a longer period to exercise such vested Awards.

16.3                   Merger or Acquisition. (a)     In the event of a Merger or Acquisition, each outstanding Award shall be assumed or an equivalent Award substituted by the successor company or a parent or subsidiaries of the successor company. In the case of such assumption and/or substitution of Awards, appropriate adjustments shall be made in the number of Award Shares and Exercise Price to reflect such action, and all other terms and conditions of the Award Agreements,

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

such as the vesting dates, shall remain in force, all as will be determined by the Board whose determination shall be final.

(b)                            The Administrator shall determine, in its discretion, the proper exchange ratio of the Awards and the fair value of such Awards for purpose of such substitution, and shall be authorized to accelerate the vesting date of any or all Awards and shall be authorized to make all necessary adjustments in the terms of the Awards and the substituted Awards (including, without limitation, adjustments in the Exercise Price) that are fair under the circumstances.

(c)                             In the event that the successor company refuses to assume or substitute for the Awards, the Grantee shall retain the right to exercise vested Awards, and the Administrator shall notify the Grantee in writing that such Awards shall be exercisable for a period not less than fifteen days from the date of such notice, and the Awards shall terminate upon the expiration of such period. Should a Merger or Acquisition occur within one year of the Date of Grant, such Grantee shall be eligible to exercise a proportion of such Awards as determined by the Administrator, to which the Administrator shall issue a similar notice with a fifteen day period for exercise.

(d)                            For the purposes of this Section 16.3, Awards shall be considered assumed if, following the Merger or Acquisition, the Award (or substitute award) confers upon the Grantee the right to purchase or receive, for each Award Share for which the Award was exercisable immediately prior to the Merger or Acquisition, the pro rata consideration (whether shares, stock options, cash, or other securities or property) received in the Merger or Acquisition by holders of Shares for each Share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Merger or Acquisition is not solely Ordinary Shares (or their equivalent) of the successor company or its parent, the Administrator may, with the consent of the successor company, provide for the consideration to be received upon the exercise of the Award, for each Award Share, to be solely Ordinary Shares (or their equivalent) of the successor company or its parent equal in fair market value to the per share consideration received by holders of a majority of the outstanding shares in the Merger or Acquisition, and provided further that the Administrator may determine, in its sole discretion, that in lieu of such assumption or substitution of Awards for awards by the acquiring corporation or its parent or Subsidiaries, such Awards will be substituted for by any other type of asset or property including cash which is fair under the circumstances.

16.4                   Bring-Alone. Award Shares acquired upon exercise of the Awards shall be subject to “bring-along” provisions in the Articles of Association of the Company, if any. In the event that the Award Shares acquired upon exercise of the Awards are not subject to “bring-along” provisions in the Articles of Association, then at any time prior to the Company’s IPO, in the event that (i) one or more bona fide offers (the “Offeror”) is made to purchase Shares comprising at least seventy percent 70% of the Company’s issued and outstanding Ordinary Shares on an as-converted to Ordinary Shares basis (the “Threshold Percent”), (ii) such sale is conditioned upon the sale of Shares of the Company at not less than the Threshold Percent, and (iii) a majority of the Company’s shareholders, with the exception of the Grantees under this Plan (the “Proposing Shareholders”) propose to sell their Shares to such Offeror, then the Grantees shall be required, if so demanded by the Proposing Shareholders, to sell all Award Shares acquired by the Grantees pursuant to this Plan to such Offeror at the same price and under the same terms and conditions as in the offer made to the Proposing Shareholders. Should the Offeror purchase less than 100% of the Company’s Shares, the number of Shares purchased by the Offeror in excess of those sold by the Proposing Shareholders shall be divided proportionally between the Grantees. In such an event, any sale, assignment, transfer pledge, hypothecation, mortgage, disposal or encumbrance of Award shares by the Grantee other then in connection with the proposed acquisition shall be absolutely prohibited.

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

16.5                   Tag-Along and Other Restrictions.                     It is herby clarified that Award Shares acquired upon exercise of the Awards will be subject to rights of first refusal, “tag-along” and all other transfer restrictions, limitations and provisions in the Articles of Association, to the extent that such provisions exist, to which Shares are subject.

17.                        VOTING

Until consummation of the Company’s IPO, Shares issued to an Employee or to the Consultant (the “Participant”) or to the Trustee for the benefit of a Participant, shall be voted by an irrevocable proxy assigned to the Chairman of the Board who has been appointed by the Company’s Board of Directors as a representative (the “Representative”).

(a)                The Company’s Board of Directors may, at its discretion, replace the Representative from time to time.

(b)                Shares subject to proxy shall be voted by the Representative on any issue or resolution brought before the shareholders of the Company in accordance with instructions of the Board of Directors of the Company.

(c)                 Each Participant, upon execution of the irrevocable proxy specified above, undertakes to hold the Representative harmless from any and all claims related or connected to said proxy.

(d)                The Representative shall be Indemnified and held harmless by the Company against any cost or expense (including attorneys’ fees) reasonably incurred by the Representative, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of the Shares subject to proxy, unless arising out of the Representative’s own fraud or gross negligence, to the extent permitted by applicable law. In the event the Representative shall have indemnification by virtue of other functions or services he or she performs for the Company or Affiliate (whether by agreement, Insurance policy or decision of the appropriate corporate body(ies) of the Company and/or Affiliate), this indemnification shall be in addition to any such other indemnification.

18.                        AMENDMENT AND TERMINATION OF THE PLAN

18.1                   Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Law.

18.2                   Effect of Amendment or Termination. Without derogating from any other provisions of this Plan, any amendment, alteration, suspension or termination of the Plan that the Administrator finds, at its discretion, as impairing the legitimate rights of any Grantee, shall be made in a mutual agreement between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination and the terms of the Plan shall continue to be in effect with regard to any Award and Award Shares granted pursuant to it. Notwithstanding the foregoing, the Board may exercise its authority under Section 16 without the consent of Grantees.

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

19.                       INABILITY TO OBTAIN AUTHORITY

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Administrator Company’s counsel to be necessary for the lawful issuance and sale of any Award Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Award Shares as to which such requisite authority shall not have been obtained.

20.                       RESERVATION OF SHARES

The Company, during the term of this Plan, shall at all times reserve and keep available and authorized for issuance such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21.                       NO OBLIGATION TO CONTINUE RELATIONSHIP WITH SERVICE PROVIDER

Neither the Plan, the Award Agreement, nor the grant of Awards to a Grantee shall impose any obligation on the Company or any Subsidiary to continue the employment or the engagement of a Service Provider.

22.                       GOVERNING LAW

This Plan and all instruments issued thereunder or in connection therewith, shall be governed by, interpreted, construed and enforced in accordance with the internal laws of the State of Israel.

23.                       DISPUTES

Any dispute or disagreement which may arise as a result of this Plan or the Award Agreement shall be settled by the Administrator, in its sole discretion and judgment and any such determination and any interpretation by the Administrator of the terms of this Plan shall be final and shall be binding and conclusive for all purposes.

24.                       JURISDICTION

The appropriate courts in Jerusalem, Israel shall have sole jurisdiction on any and all matters arising upon the execution of this Plan and all agreements and instruments executed as a result thereof.

25.                       TAX CONSEQUENCES

25.1 Grantee to Bear Consequences. Any and all tax consequences arising from the grant or exercise of Options under this Plan, the payment for, or the transfer of, Award Shares issued upon the exercise thereof, or from any other event or act under the Plan (whether of the Company, a Subsidiary, the Trustee or the Grantee), including, without limitation, any non-compliance of the Grantee with the provisions hereof or of the Ordinance, shall be borne solely by the Grantee. The Company, any applicable Subsidiary, and the Trustee, shall each, to the extent relevant, withhold taxes according to the requirements of applicable laws, rules and regulations, including the withholding of taxes at source. Furthermore, each Grantee shall indemnify each of the Company, the applicable Subsidiary and the Trustee, and hold them harmless from any and all liability for any tax or interest or penalty thereupon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee. For the removal of doubt it is hereby clarified that Grantee shall bear and be liable for all tax and other consequences in the event that the Grantee’s Trustee 102 Options and/or Award

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

[SteadyMed logo]

Shares issued upon exercise thereof are not held for the entire Lockup Period, all as provided in Section 102. The tax liability of a Grantee pursuant to Section 102 or Section 3(9) of the Ordinance shall be determined in accordance with the Ordinance and all rule and regulations promulgated thereunder.

25.2                   Provision of Documents. Without derogating from the above, each Grantee shall provide the Company, and any applicable Subsidiary, and the Trustee, if any, with all relevant executed documents, certificates and/or forms that may be required from time to time by the Administrator, Company or such Subsidiary, including but not Limited to, any customary documents and undertakings towards the Trustee and the ITA, in order to comply with all applicable laws, to determine and/or establish the Israeli tax liability of such Grantee and as may be necessary or desirable for the proper administration of the Plan.

25.3                   Application of Ordinance. Any provisions of the Section 102 or Section 3(9) of the Ordinance and/or any of the rules or regulations promulgated thereunder, and the terms of any ITA permit, which are not expressly specified in the Plan or in the applicable Award Agreement, shall be deemed incorporated into the Plan and Award Agreement and shall be binding upon the Company, relevant Subsidiary and the Grantee.

26.                       PROVISIONS FOR FOREIGN GRANTEES

The Board may, with or without amending the Plan, modify Awards granted to Grantees who are foreign nationals or employed outside Israel to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax securities, currency, employee benefits or other matters.

27.                       CURRENCY

Except as otherwise determined by the Administrator, all monetary values with respect to Options granted pursuant to this Plan, including without limitation the fair market value and the exercise price of each Option, shall be stated in United States Dollars. In the event that the exercise price is in fact to be paid in New Israeli Shekels, then the conversion rate to be applied shall be the last known representative rate of exchange of the US Dollar to the New Israeli Shekel on the date of payment as announced by the Bank of Israel. Provided, however, that the amount of any tax liability shall be determined in accordance with applicable law and regulations.

28.                       NON-EXCLUSIVITY OF THE PLAN

This Plan shall not be construed as creating any limitations on the powers of the Board to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

*                  *                  *                  *                  *                  *

Adopted by the Board of Directors as of June 18th, 2009:

SteadyMed, Ltd. Wallenberg 22a, Tel Aviv 69719, Israel Tel +973-3-6449556 Fax +972-3-6449558 www.steadymed.com

STEADYMED LTD.

(THE “COMPANY”)

OPTION GRANT DEED

Dated          , 2011

On June 18th, 2009, the Company duly adopted and the Company’s board of directors (the “Board”) approved the Company’s 2009 Stock Option Plan, in the form attached hereto as Exhibit A (the “Plan”). In addition, on               , 2011 the Board resolved to grant to               , I.D. no.               (the “Optionee”) Options to purchase Shares of the Company, and the Optionee has agreed to such grant and the Optionee acknowledges that by signing this Option Grant deed (the “Deed”) all Options and Shares are subject to all the terms and conditions as set forth in the Plan and as provided herein. Capital terms not otherwise defined herein shall have the meaning ascribed to them in the Plan;

1.              The Company hereby grants to the Optionee the number of Options as set forth below; each Option shall be exercisable into one Share upon payment of the Purchase Price and subject to the terms and conditions as set forth in the Plan and as provided herein.

2.              Subject to the provisions of the Plan, Options shall vest and become exercisable according to the Vesting Dates set forth herein and provided that the Optionee is an Employee of or providing services to the Company and/or its Affiliates on the applicable Vesting Date.

3.              In order for the Company to issue Shares upon the exercise of any of the Options, the Optionee hereby agrees to sign any and all documents as may be required by the Company and/or by the Trustee, pursuant to the provisions of any applicable law and/or Company’s Articles of Association.

4.              The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law. In addition, the Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payments of the Optionee’s tax liabilities arising from Options which were granted to him and/or Shares issued upon the exercise of Options.

5.              All Options and Shares shall be subject to the limitations set forth in the Plan and in the Company’s Articles of Association and any shareholders’ agreement to which the holders of ordinary shares of the Company are bound.

6.              The Optionee has consulted with a tax expert with respect to the tax consequences of receiving and/or exercising the Options or disposing of the Options and/or Shares. With respect to Approved 102 Options (if applicable), the Optionee hereby acknowledges that he is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, and accepts the provisions of the trust agreement signed by the Company and the Trustee, attached as Exhibit B hereto, and agrees to be bound by its terms.

7.              Pursuant to Section 17 of the Plan and, when applicable, subject to the provisions of Section 102, until the consummation of an IPO, any Shares acquired upon the exercise of Options shall be voted by an irrevocable proxy, attached as Exhibit C hereto.

8.              The Optionee is familiar with the Company, its activity and its financial and commercial forecast, and the Optionee knows that there is no certainty that the exercise of the Options will be financially worthwhile. The Optionee hereby undertakes not to have any claim against the Company or any of its directors, employees, shareholders or advisors if it emerges, at the time of exercising the Options, that the Optionee’s investment in the Company’s Shares was not worthwhile, for any reason whatsoever.

9.              The Optionee knows that his rights regarding the Options and the Shares are subject for all intents and purposes to the instructions of the Company’s documents of incorporation and to the agreements of the shareholders in the Company.

10.       The Optionee knows that in addition to the allocations set forth above, the Company has allocated and/or is entitled to allocate Options and Shares to other employees and other people, and the Optionee shall have no claim regarding such allocations, their quantity, the relationship among them and between them and the other shareholders in the Company, exercising of the options or any matter related to or stemming from them.

11.       The Optionee acknowledges that neither the Plan nor the grant of Option or Shares thereunder shall impose any obligation on the Company to continue the engagement of the Optionee, and nothing in the Plan or in any Option or Shares granted pursuant thereto shall confer upon any Optionee any right to continue being engaged by the Company, or restrict the right of the Company to terminate such engagement at any time.

12.       The Optionee shall regard the information in this Deed and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

13.       Subject to the provisions of the Plan, to which this Deed is subject, this Deed together with all exhibits hereto, constitute the entire agreement by and between the Optionee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof. Any interpretation of this Option Agreement will be made in accordance with the Plan but in the event there is any contradiction between the provisions of this Deed and the Plan, the provisions of this Deed will prevail.

14.       Terms of the Option

Name of the Optionee:
Date of Grant: , 2011
Designation:	•	[] Approved 102 Options:
	•	[]Capital Gain Option (CGO);or
	•	[] Ordinary Income Option; or
	•	[] Unapproved 102 Option
	•	[] 3(i) Option

14.1	Number of Options granted:
14.2	Purchase Price:	NIS
14.3	Vesting Dates:

Number of Options	Vesting Date

10.4                 Expiration Date:    , 20      (seven

years as of date of grant pursuant to section 8.6

of the Plan)

[Name of Optionee]		SteadyMed Ltd.
Date:	By:

Enclosed:

Exhibit A:	Option Plan
Exhibit B:	Trust Agreement
Exhibit C:	Proxy

2

Exhibit A

OPTION PLAN

Exhibit B

TRUST AGREEMENT

MANAGEMENT & TRUST AGREEMENT

Executed in Tel Aviv on the 1st day of January, 2010

BETWEEN

Steadymed Ltd.

Of 22a Raul Wallenberg, Tel-Aviv 69719, Israel

Tel No. +972-3-6449556

Fax No. +972-3-6449558

(the “Company”)

On one part;

AND

ESOP Management & Trust Services Ltd.

Of Aviv Tower, 7 Jabotinsky St. Ramat Gan, 52520, Israel

Tel. No. 972-3-5757088

Fax No. 972-3-5757044

(the “ESOP”).

On the second part;

RECITALS

WHEREAS                         the Company has adopted a share option plan, known as “SteadyMed Ltd. 2009 Stock Option Plan” (hereinafter referred to as the “Plan”), for the allotment of (1) Options to purchase Shares; and (2) shares; (hereinafter: the “Options” and the “Shares”, Options and Shares shall be jointly referred as: “Awards”), to employees and services providers of the Company (the “Awardee(s)”);

Copy of the Plan is attached hereto as Exhibit “A”.

WHEREAS                         the Company wishes to allot Awards to Israeli Awardees pursuant to the provisions of the new and amended Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 (respectively: the “Tax Ordinance” and “ Section 102”), pursuant to the Income Tax Rules (Tax Relief upon the Allotment of Shares to Employees), 2003 (hereinafter: the “Rules”), and pursuant to the Plans and this Agreement;

WHEREAS                         the Company wishes to allot the Awards in: (a) the track referred to as the “Capital Gains Track”, according to Section 102(b)(2) (hereinafter: “Approved 102 Awards”); (b) the track referred to as the “non trustee”, according to Section 102(C) (hereinafter: “Unapproved 102 Awards”); (c) accordance with section 3(9) to the Ordinance (hereinafter; “3(9) Options”) and (d) to non Israelis Awardees (hereinafter: “Non Israelis Awards”);

WHEREAS                         the Company wishes to appoint ESOP as the trustee for the Approved 102 Awards;

WHEREAS                         ESOP has agreed to act as a trustee to the Plan pursuant to the Tax Ordinance, the Rules, the Plan and this Agreement;

WHEREAS                         the Approved 102 Awards shall be issued in the name of ESOP, so that ESOP shall hold the Approved 102 Awards in trust at least until the end of the holding period according to the terms and conditions set forth in section 102, the Rules, the Plan and this Agreement (hereinafter the “End of the Holding Period”);

WHEREAS                         the Company wishes to hire ESOP’s services with respect to the Unapproved 102 Awards, the 3(9) Options and the Non Israelis Options;

WHEREAS                         ESOP shall hold the Unapproved 102 Awards, the 3(9) Options and the Non Israelis Options according to the Plan and this Agreement. ESOP shall make sure that the applicable taxes shall be collected from the Awardees.

WHEREAS                         the applications set forth in the Rules shall be submitted to the Israeli Assessing Officer, by virtue of his power under Section 102, to approve the Plan and ESOP as the trustee;

WHEREAS                         the Company has undertaken to refrain from allotting the Approved 102 Awards on behalf of Awardees, unless it receives beforehand the confirmation of each Awardee that the Awardee — (1) undertakes all the provisions set forth in Section 102 (including provisions regarding the Capital Gains Track) or set forth in the Rules, the Plan and this Agreement, and (2) undertakes, according to Section 102 and the Rules, not to release the Shares from trust or sell the Shares before the End of the Holding Period, unless he pays all taxes which may arise in connection with such release or sale and complies with the provisions regarding incompliance with the Holding Period, in Section 102(b)(4) of the Ordinance and the Rules (hereinafter the “102 Awardee’s Confirmation”);

WHEREAS                         the Company has declared to ESOP that the Approved and Unapproved 102 Awards may be granted under the Plan to employees including an individual who is serving as a director or an office holder, but excluding an individual who is a “Controlling Shareholder”, (as defined in section 32(9) to the Ordinance, whether on the allotment day or as a consequence of the allotment), unless the Company shall receive prior to such an allotment, an approval from the Income Tax Commissioner (hereinafter the “Employees”);

WHEREAS                         the Company has declared before ESOP that 3(9) Options may be granted under the plan only to entities and individuals that are not Employees.

THEREFORE IT IS HEREBY AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.                                      Recitals and Exhibits.

The Recitals to this Agreement and the Exhibits attached hereto, the Tax Ordinance and the Rules form an integral part of this Agreement.

2

2.                                      Deposit of the Awards

2.1                       The Approved 102 Awards under the Plan shall be issued in the name of ESOP and will be registered, in the name of ESOP in the books of the Company.

The Award Agreements regarding the Approved 102 Awards shall be delivered to the ESOP.

2.2                       The Approved 102 Awards shall be delivered to ESOP immediately upon the grant together with the signed 102 Awardee’s Confirmation in favor of whom the Approved 102 Awards have been allotted.

2.3                       The Unapproved 102 Awards, the 3(9) Options and the Non Israelis Options shall be delivered to ESOP immediately upon the grant.

2.4                       Upon the Awards allotment, the Company shall deliver to ESOP a list detailing:

2.4.1                                                  The full name, I.D. No., employee number with the Company, Fax number, home address and Email address of each Awardee;

2.4.2                                                  The number of Awards granted to each Awardee;

2.4.3                                                  The number of Shares to be exercised by each Award;

2.4.4                                                  The grant date of the Awards;

2.4.5                                                  The dates when each Award may be exercised (“vesting dates”), if applicable;

2.4.6                                                  The exercise price of each Award, if applicable;

2.4.7                                                  The expiry date or dates of the Awards (the “expiry date”);

2.4.8                                                  The tax provision under which the Awards had been allotted (e.g. Approved 102 Awards, Unapproved 102 Awards, 3(9) Options and Non Israeli Options);

2.4.9                                                  Other terms, conditions and restrictions as the Board of Directors shall determine.

(The “Company’s Acknowledgment”).

2.5                       Following the Awards allotment, the Company shall deliver to ESOP the signed Awards Agreement.

2.6                       ESOP shall be under no obligation to examine and/or has no responsibility whatsoever in respect of information delivered to it by the Company, and it may act upon this information, pursuant to the terms of this Agreement.

2.7                       The Company shall notify ESOP in writing of any change in the information provided to ESOP in the Company’s Acknowledgment as soon as reasonably practicable.

2.8                       ESOP shall maintain a register, based on the Company’s Acknowledgment as updated from time to time (the “Register”). ESOP shall update this Register according to the number of Options exercised by each Awardee and the number of Shares released on behalf of each Awardee.

Nothing in the aforesaid shall detract from the obligation of the Company to

3

maintain a registration of the Awards allotment.

2.9                       ESOP shall provide the Company with access to a web-based data-base, in order to view the current status of the Awards and Shares.

2.10                The Shares shall be released to the Awardees in accordance with the provisions of the Tax Ordinance, the Rules, the Plan and the procedure setout hereunder.

3.                                      The End of the Holding Period

3.1                       According to Section 102 and the Rules, ESOP hereby undertakes to hold the Approved 102 Awards until the End of the Holding Period.

Without prejudice to the aforesaid, ESOP shall continue to hold the Approved 102 Awards after the End of the Holding Period until the Shares release at the request of the Awardee, subject to this Agreement and the Plan.

3.2                       At any time after the End of the Holding Period and the vesting period determined in the Company’s Acknowledgment, the Awardee shall be entitled to instruct ESOP, to release the shares resulting from the Approved 102 Awards, deposited with ESOP. ESOP will comply with the instruction of the Awardee on condition that ESOP has received prior to such release, an approval from the Assessing Officer according to which all required taxes according to Section 102 and the Rules have been paid by the Awardee.

3.3                       Until all taxes have been paid in accordance with the Rules, the Approved 102 Awards may not be sold, transferred, assigned, pledged, encumbered, or otherwise willfully hypothecated or disposed of, and no power of attorney or deed of transfer, whether for immediate or future use may be validly given. Notwithstanding the foregoing, the Approved 102 Awards may be validly transferred in a transfer made by virtue of laws of succession or by operation of law provided that the transferee thereof shall be subject to the provisions of Section 102 and the Rules as would have been applicable to the Awardee were he or she to have survived.

Furthermore, in the event that the Approved 102 Awards are transferred by virtue of laws of succession or by operation of law, the provisions of this Agreement shall apply to the heirs or transferees of the Awardee.

3.4                       With respect to Unapproved 102 Awards and shares and 3(9) Options and shares, the shares will not be released until receipt of confirmation from the Assessing Officer that all required taxes have been paid by the Awardee. Such awards may not be sold, transferred, assigned, pledged, encumbered, or otherwise willfully hypothecated or disposed of, and no power of attorney or deed of transfer, whether for immediate or future use may be validly given with respect to them, other than in connection with a transfer pursuant to.

4.                                      The Right to Exercise Awards

4.1                       The vesting periods in which the Awards, which require exercise, may be exercised shall be as set forth in the Company’s Acknowledgment as updated from time to time by the Company.

4.2                       During the lifetime of the Awardee, the Awards may be exercised only by the Awardee or by his guardian or legal representative. In the event of the

4

Awardee’s death, ESOP shall act according to the Plan, subject to any law and other instruction given by any applicable authority.

4.3                       ESOP shall have no obligation to verify the right of each Awardee to exercise his Awards, and it shall act only according to the Register, and/or according to the Company’s approval given on an Application as described hereunder.

5.                                      The Exercise of the Awards

5.1                       An Awardee who is entitled, subject to Section 9 below and the Company’s Acknowledgement, and wishes to exercise his Options, in whole or in part, shall give his written instruction to ESOP, via the Company, in the form of Exhibit “B” (“the Exercise Application”).

5.2                       The Company shall, by its signature on the Exercise Application, confirm to ESOP as follows:

5.2.1                     The accuracy of the details set out on the Exercise Application; and

5.2.2                     The particular Awardee’s right to exercise the Awards stated in the Application, in accordance with the terms of the Plan; and

5.2.3                     Full payment of the exercise price of the Awards, as stated in the Exercise Application, by the Awardee directly to the Company.

5.2.4                     With respect to the 3(9) Options — A confirmation from the Company that all tax liabilities and any other compulsory payments arising in connection with the exercise of the Options were paid, or will be paid, by the Awardee.

5.3                       ESOP shall not execute an Exercise Application which has not been signed by the Company and/or which does not contain all the particulars set forth in Section 5.2 above.

Such an Exercise Application shall be returned to the Company unexecuted.

5.4                       The Company shall issue the Shares resulting from the exercise of the Awards, directly (a) in the name of ESOP for the benefit of the Awardee in case of Approved 102 Awards; or (b) in the name of the Awardee, to be held by ESOP on behalf of the Awardee in case of Unapproved 102 Awards, 3(9) Options and Non Israelis Options;

5.5                       ESOP shall hold the Share certificate in its safe.

5.6                       In the event that the Company grants Awardees rights to purchase additional shares or if bonus shares are issued to Awardees, in connection with the Awards originally allocated to the Awardee (the “Additional Shares”), all such Additional Shares shall be allocated and/or issued to ESOP for the benefit of Awardees, and shall be held by ESOP as appropriate. Such Additional Shares shall be treated in the same manner as the Awards pursuant to which the Additional Shares have been issued. The provisions of this Agreement shall also apply to the Additional Shares.

5.7                       Any dividend in cash which the Company distributes in respect of the Shares shall be delivered to ESOP, as appropriate. ESOP will pay the cash dividend to the Awardee after deduction of the tax due.

5.8                       In the event of merger, stock split, re-capitalization, consolidation, or other similar transactions, the Company shall notify ESOP of the changes

5

thereupon by delivering a Company’s Acknowledgment containing the relevant updated information and all the necessary documents. In the event that a tax liability shall occur as a result of the above transactions, the Company shall provide ESOP with evidence that the tax thereof, has been paid.

The provisions of this Agreement shall also apply on the increased or decreased number of Awards resulting from the transactions thereof.

ESOP will act in this matter only according to the Company’s notification, subject to any applicable law and/or Tax authorities’ approval.

5.9                       ESOP shall not be required to take any action with respect to the Awards other than in accordance with the terms of this Agreement, save and insofar as any action is required in order to fulfill any obligation on the part of ESOP towards the tax authorities in accordance with the terms of this Agreement.

ESOP shall not be required to represent the Awardees as shareholders in the Company or to participate in any meetings of the Company or to carry out any other action in connection with the Company as a result of ESOP holding any Shares. Without derogating from the above, ESOP shall grant appropriate powers of attorney for the purpose of participation in meetings of the shareholders of the Company in the name and in place of ESOP, should ESOP be so requested in writing by the Awardees, or by the person appointed by the Awardee as the “Proxy Holder” in the proxy executed by the Awardee.

ESOP shall not be liable to exercise any authority or other right vested in shareholders in the Company other than as expressly stated in this Agreement.

6.                                      Release of Shares from ESOP into the Awardees’ name

6.1                       An Awardee who wishes to release his Shares, which are deposited with ESOP and to have the Shares transferred into his own name, subject to any applicable law and regulations, the provisions of this Agreement and the provisions of the Plan, shall give his written instruction accordingly, in the form of Exhibit “C” (hereinafter: the “Release Application”).

6.2                       The Company shall, by its signature on the Release Application, confirm to ESOP the particular Awardee’s entitlement to release the Shares in accordance with the terms of the Plan.

6.3                       ESOP shall not execute instructions which were not signed by the Company and/or which do not contain all particulars and such instructions will be returned to the Company without being executed.

6.4                       An Awardee shall deliver to ESOP, together with the Release Application, the assessing officer’s approval regarding the payment of the tax due by the Awardee in connection with the release of the Shares thereof according to the Ordinance and the Rules.

6.5                       In the event of a failure to deliver to ESOP, in advance, the assessing officer’s approval, then ESOP shall not be responsible for any damage that may be caused as a result of its failure to release any securities.

6.6                       Upon receipt of the duly completed application form and after receiving the

6

assessing officer’s approval (whichever shall be the later), ESOP shall release the Shares and transfer it directly to the Awardee, according to the details provided in the Awardee’s Release Application.

7.                                      Release of the Shares from ESOP by sale

If the Shares shall be registered for trade in any Stock Exchange Market, the parties to this agreement may, by mutual consent, sign an addendum to this Agreement, which shall determine the procedure of the selling of Shares through ESOP.

8.                                      ESOP — Awardee Relations

8.1.                    The Company shall notify the Awardees of the appointment of ESOP and of its duties.

8.2.                    The Company and ESOP shall appoint a contact person from time to time, through whom all communication between ESOP and the Awardees and/or the Company will take place.

9.                                      Termination of employment

9.1                       The Company shall notify ESOP of any termination of an Awardee’s employment with the Company, for whatever reason (including, God forbid, the Awardee’s death or disability), and shall notify ESOP the status of the Awardee’s Awards according to the terms of the Plan.

9.2                       ESOP is under no obligation to examine the rights of the Awardee, whose employment has been terminated, and ESOP shall act in this matter only according to the Company’s notification / instructions.

10.                               Lapse of Awards

The Awards shall expire on the date specified in the Company’s Acknowledgment, pursuant to the Plan.

In the event that an Award lapses for whatever reason, in accordance with the provisions of the Plan, the Company shall immediately notify ESOP of the lapse and ESOP shall note accordingly on its registration and forthwith return the said Award to the Company.

11.                               Reports — Approved 102 Awards

11.1                ESOP shall report to the tax authorities no later than March 31st of each year (or other date as shall be required by the tax authorities), as long as any Approved 102 Awards remain in the possession of ESOP, in the form required by Section 8 of the Rules.

11.2                ESOP and the Company shall report to the tax authorities, within 90 days (or other date as shall be required by the tax authorities) from each allotment of Approved 102 Award, in the form required by Section 5 to the Rules.

7

11.3                The Company shall produce to ESOP reporting, any document or approval reasonably required by ESOP in its discretion, for the purpose of complying with its obligations hereunder.

11.4                With respect to Unapproved 102 Awards and 3(9) Options, ESOP will maintain a database based solely upon information received by the Company, but will not verify the accuracy or completeness of such information. ESOP will not be responsible for the veracity of reports to the tax authorities and/or the database made upon reliance of such information and/or any tax deductions made in respect to Unapproved 102 Awards and 3(9) Options.

12.                               Authorities and Responsibilities of ESOP; Indemnification

12.1.             ESOP shall not be liable for any action or omission on its part in connection with this Agreement or the implementation thereof, except when such action or omission by ESOP is because of ESOP’s intentional misconduct, gross negligence or a breach of this agreement, ESOP shall not be liable for any action taken at the request of the Company, notwithstanding that such act is not in compliance with this Agreement.

12.2.             The Company hereby undertakes to indemnify ESOP in respect of any damage, expense or loss of any kind that ESOP may incur as a result of or in consequence of performance of its duties under this Agreement (including reasonable lawyers’ fees and other experts’ fees), provided that ESOP is not liable for such damage due to its intentional misconduct, gross negligence, or breach of this Agreement, and provided, further, that ESOP acted in a reasonable manner and in accordance with the provisions of the Plan and of the Company’s Acknowledgement (to the extent that the provisions of the Plan and of the Company’s Acknowledgement do not contradict the provisions of the law and of this Agreement).

12.3                ESOP shall not be obligated to take any action of whatever kind with the Awards and/or in connection thereto unless they are expressly required to do so and subject to the provisions of this Agreement.

12.4                ESOP shall not be obligated to take any action, which imposes financial liability on them, unless the Company and/or the Awardee, as the case may be, guarantee them to their full satisfaction such financial liability.

12.5                ESOP shall not be responsible for any act and/or omission arising from information, guidance or instruction which they were given by the Company and/or by the Awardees in the event that they acted or omitted to act in reliance on such information, guidance or instruction, in good faith and without knowledge that such information, guidance or instruction was inaccurate. The Company shall indemnify ESOP in respect of any loss, damage or expense, which it incurs due to such information, guidance and/or instruction. For the avoidance of any doubt, except as explicitly set forth herein, ESOP will not act upon instructions received from any Awardee.

12.6                Likewise, the Company shall indemnify ESOP in respect of any loss or expense they shall suffer in respect of any demand or claim on the part of the Awardees (or any person on their behalf) regarding tax issues as mentioned in this Agreement, including a claim that the Awardees are entitled to an exemption from income tax provided that ESOP are not liable for such

8

damage due to their intentional misconduct, gross negligence, or breach of this Agreement.

13.                               Fees

13.1.             The Company shall pay to ESOP for the service provided by it under this Agreement, an annual fee, at the beginning of each trust year, within thirty (30) days of its receipt of ESOP’s statement for its fees, as follows:

Per Employees under Section 102 -

For up to 5 Optionees — 4,000 NIS + VAT per year.

For any additional 1 Optionees— additional 250 NIS + VAT per year.

Per Non - Employees —180 NIS + VAT per optionee per year.

13.2                In the event that the company shall not pay the annual fee within thirty (30) days after receipt of ESOP’s statement, the annual fee shall bear a lawful interest for delay.

13.3                In the event that ESOP is required to carry out special transactions which are not within the services to be performed by ESOP under this Agreement, ESOP shall notify the Company in advance and an additional professional fees shall be paid to ESOP for these services.

13.4                In the event that the parties according to Section 7 will sign an addendum to this Agreement hereof, the Parties will agree upon additional Fees and/or commissions.

13.5                All payments denominated in this Section in United States Dollars shall be paid in New Israeli Shekels at the Representative Rate of exchange for the United States Dollar published by the Bank of Israel known on the date of issuance of ESOP’s statement.

13.6                Value Added Tax, if due, shall be added to all of the fees and commissions payable under this Section.

14.                               Duration of Service

The services created under this Agreement shall remain in effect until the later of (i) as long as Awards are held by ESOP; and (ii) until such time as ESOP have fulfilled all of the duties and obligations imposed upon them under the terms of this Agreement.

15.                               Replacement of ESOP

15.1                ESOP shall be entitled to resign from their positions at such time as they see fit by giving sixty (30) days prior written notice the Company, subject to the approval of the tax authorities (hereinafter: “Date of resignation”), if such an approval is required, which the Company shall make all reasonable efforts to obtain.

ESOP shall refund pro-rata the proportionate amount of the fees concerning the period between the date of resignation and the end of the current year.

9

15.2                The Company shall be entitled to remove ESOP from it’s positions, subject to the approval of the tax authorities (which the Company shall make all reasonable efforts to obtain if such an approval is required), at such time as it sees fit upon giving thirty (30) days’ prior written notice to ESOP.

From the second year of the trust, ESOP shall refund pro-rata the proportionate amount of the fees concerning the period between the date of resignation and the end of the current year.

ESOP shall cooperate with the Company in the execution of the removal and the appointment of a new service provider, and shall take any reasonable required action to consummate such a removal and appointment, provided however that ESOP shall bear no expenses in connection with said removal and appointment.

15.3.             Upon resignation or removal of ESOP, as aforesaid, ESOP shall deliver to the new service provider the Awards and/or the Shares in its possession in order that the new service provider may hold the same for the Awardees. Likewise, ESOP shall deliver to the new service provider all information in its possession in connection with the Trust and services provided under this Agreement and shall fully cooperate to ensure the orderly and seamless transfer of all responsibilities to the new trustee.

15.4                In any event of resignation or removal of ESOP, as aforesaid, ESOP shall be obligated to fulfill its obligations under this Agreement, until the removal or resignation becomes effective, all as set forth above.

16.          Miscellaneous

16.1                The Company shall notify ESOP in writing, of any change in the terms and conditions of the Plan (“Change Notice”). Notwithstanding the above, any change that may influence the rights and/or obligations of ESOP shall be subject to its prior written consent (“Consent Notice”). Any change in the Plan, that may influence the rights and/or obligations of ESOP shall be in effect between the parties only upon the delivery of a Consent Notice by ESOP to the Company.

16.2                All the expenses incurred in connection with the implementation of this Agreement including stamp duty, if applicable, shall apply to Company and be borne by it if such are according to the law.

16.3                The headings of the articles are only for the convenience of the parties and they may not be used howsoever as basis for construing the articles.

16.4                The plural form includes also the singular and vice versa. References made in masculine form include also the feminine and vice versa.

16.5                This Agreement shall be governed by the laws of the State of Israel without giving effect to the principles of conflict of laws. The exclusive jurisdiction in any matter arising in connection with this Agreement shall be vested in the competent courts of Tel Aviv-Jaffa.

16.6                The addresses of the parties, for the purposes of this Agreement, are as specified in the introduction to this Agreement, and any notice given by one

10

party to the other shall be deemed delivered (a) within 7 (seven) days of the date of posting (if by registered mail) and/or (b) upon receipt thereof (if by facsimile or personal delivery).

For the purposes of this Agreement, and unless the orders otherwise, the address of the Awardees shall be deemed to be the address of the Company and any notice served upon the Company on behalf of the Awardees shall be deemed to have been served upon the Awardees personally.

16.7                Each document which includes details concerning the Awards and which is so sent by post shall be sent to the Contact Person and shall be addressed to him “Personal, For Addressee Only”.

The Company hereby informs that the Contact Person for the purpose of this Agreement is Yossi Aldar — CEO.

16.8                Each document which includes details concerning the Awards and which is sent through the facsimile shall be sent to the Contact Person, following coordination by telephone only.

16.9                ESOP shall be entitled reasonably to rely, without further inspection, on any document or notice of the Company and/or any Awardee delivered to ESOP by Mail and/or by facsimile and/or by personal delivery, whether original or a copy thereof, which prima facie seems to be duly signed and executed, respectively by the Company and/or the Awardee.

Should ESOP act in reliance of such document or notice in good faith and in accordance with his obligations in this Agreement, they shall be exempted from any liability, even if said document or notice is later found to be not in order.

16.10         In the event of any contradiction between any provision of this Agreement and the provisions of the Plan, in any matter relating to the dealings between ESOP, the Company and the Awardees, the provisions of this Agreement shall prevail.

16.11         In the event that the Board of Directors of the Company implements additional plans for the allotment of Awards - under Section 102 or under section 3(9) - to the employees and/or non-employees and service providers of the Company, the terms of this Agreement shall apply also to the allotments pursuant to the Plan or to the new plans, as relevant, with the necessary modifications in light of the Plan or such new plans.

11

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

Steadymed Ltd.

By:	/s/ Yossi Aldar

Name:	Yossi Aldar

Title:	CEO

ESOP Management & Trust Services, Ltd.

By:	/s/ ESOP Management & Trust Services, Ltd.

Name:	Odelia Pollak; Sarit Foox

Title:	CEO; VP

12

EXHIBIT “A”

The Plan

13

EXHIBIT “B”

Exercise Application

To: ESOP Management and Trust Services Ltd.

I, the Undersigned Option Holder, hereby state as follows:

I am the owner of            Options to purchase            Shares of Steadymed Ltd. (the “Company”), (respectively: the “Options” and the “Shares”).

The Options are held by ESOP Management and Trust Services LTD., in accordance with the provisions of Section 102/Section 3(9) of the Israeli Tax Ordinance, the Agreement and “SteadyMed Ltd. 2009 Stock Option Plan”, under which the Options were allotted (“the Plan”).

I wish to exercise my Options as follows:

                 number of Options to be exercised for a total of                   Shares.

Awardee’s Name	Signature	Date	Awardee’s I.D.

Company’s Acknowledgment

We hereby confirm to you as follows:

The above-named Option Holder,                                           (full name), is entitled to exercise the Options, as specified above, in accordance with the terms of the Plan.

The exercise price due by the Option Holder was paid to us directly by the Option Holder.

With respect to options under Section 102 - Please find the Share Certificate which represents the shares resulting from the exercise described above.

With respect to options under Section 3(9) —all tax liabilities and any other compulsory payments arising in connection with the exercise of the Options were paid, or will be paid, by the Awardee. Further more, the Share Certificate which represents the shares resulting from the exercise was delivered to the Awardee directly.

Signature	Print Name and Title	Date

14

EXHIBIT “C”

Release Application

To: ESOP Management and Trust Services Ltd.

I am the owner of            Ordinary Shares of Steadymed Ltd. (the “Company” and the “Shares”).

These Shares are held by ESOP Management and Trust Services LTD. in accordance with the provisions of Section 102 of the Israeli Tax Ordinance, the Agreement and “SteadyMed Ltd. 2009 Stock Option Plan”, under which the Options were allotted (“the Plan”).

I hereby request you to release            Shares and to deliver it to:

My address:

Enclosed please find the Assessing Officer approval regarding the payment of the tax due by me in connection with the release.

Awardee’s Name	Signature	Date	Awardee’s I.D.

Company’s Acknowledgment

We hereby confirm to you that the above-named Awardee is entitled to release the Shares, as specified above, in accordance with the terms of the Plan.

Signature	Print Name and Title	Date

15

Exhibit C

PROXY

The undersigned, as record holder of securities of SteadyMed Ltd. hereby irrevocably appoints and requests ESOP Management and Trust Services Ltd., for as long as they hold the Shares (defined below) in trust under the Plan (defined below), to appoint the Company’s Chairman of the Board of Directors and in its absence to the Company’s CEO, as my proxy to attend all shareholders’ meetings and to vote, execute consents, and otherwise represent me with respect to exercised shares (i.e. options exercised into shares pursuant to the SteadyMed Ltd. 2009 Stock Option Plan) (the “Shares”) in the same manner and with the same effect as if the undersigned were personally present at any such meeting or voting such securities or personally acting on any matters submitted to shareholders for approval or consent.

This proxy is made pursuant the SteadyMed Ltd. 2009 Stock Option Plan, dated June 18th, 2009 (the “Plan”).

The Shares shall be voted by the proxy holder in the same proportion as the votes of the other shareholders of the Company.

This proxy is irrevocable as it may affect rights of third parties.

The irrevocable proxy will remain in full force and effect until the consummation of an initial public offering of the company’s shares to the public pursuant to a prospectus under applicable securities laws, upon which it will terminate automatically.

This proxy shall be signed exactly as the Optionee’s name appears on his Option Grant Deed. Joint Optionees must each sign this proxy. If signed by an attorney in fact, the Power of Attorney must be attached.

I acknowledge and agree that if the Shares are held by a trustee, then such trustee shall be entitled to grant the Attorney-in-Fact a Proxy in substantially the form of this Proxy with respect to the Shares.

[Record Holder of Securities]	Date

3